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                                                               Exhibit 99-B.8.47

                      FORM OF FUND PARTICIPATION AGREEMENT
                                     BETWEEN
                                      FUND
                                       AND
                        ING INSURANCE COMPANY OF AMERICA

     ING Insurance Company of America ("ING") Columbia Funds (the "Fund") and ___________________ (the "Adviser") hereby agree to an arrangement whereby the Fund shall be made available to serve as underlying investment media for Variable Annuity or Variable Life Contracts ("Contracts") to be issued by ING.

1.   Establishment of Accounts; Availability of Fund.

     (a) ING represents that it has established Variable Annuity Accounts B, C, D and F and Variable Life Accounts B and C and may establish such other accounts as may be set forth in Schedule A attached hereto and as may be amended from time to time with the mutual consent of the parties hereto (the "Accounts"), each of which is a separate account under Connecticut Insurance law, and has registered or will register each of the Accounts (except for such Accounts for which no such registration is required) as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"), to serve as an investment vehicle for the Contracts. Each Contract provides for the allocation of net amounts received by ING to an Account for investment in the shares of one of more specified open-end management investment companies available through that Account as underlying investment media. Selection of a particular investment management company and changes therein from time to time are made by the participant or Contract owner, as applicable under a particular Contract.

     (b) The Fund and the Adviser represent and warrant that the investments of the series of the Fund (each designated a "Portfolio") specified in Schedule B attached hereto (as may be amended from time to time with the mutual consent of the parties hereto) will at all times be adequately diversified within the meaning of Section 817(h) of the Internal Revenue Service Code of 1986, as amended (the "Code"), and the Regulations thereunder, and that at all times while this agreement is in effect, all beneficial interests will be owned by one or more insurance companies or by any other party permitted under Section 1.817-5(f)(3) of the Regulations promulgated under the Code or by the successor thereto, or by any other party permitted under a Revenue Ruling or private letter ruling granted by the Internal Revenue Service.

2.   Pricing Information; Orders; Settlement.

     (a) The Fund will make Fund shares available to be purchased by ING, and will accept redemption orders from ING, on behalf of each Account at the net asset value applicable to each order on those days on which the Fund calculates its net asset value (a "Business Day"). Fund shares shall be purchased and redeemed in such quantity and at such time determined by ING to be necessary to meet the requirements of those Contracts for which the Fund serve as underlying investment media, provided, however, that the Board of Trustees of the Fund (hereinafter the "Trustees") may upon reasonable notice to ING, refuse to sell shares of any Portfolio to any

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person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in the best interests of the shareholders of any Portfolio and is acting in compliance with their fiduciary obligations under federal and/or any applicable state laws.

     (b) The Fund will provide to ING closing net asset value, dividend and capital gain information at the close of trading each day that the New York Stock Exchange (the "Exchange" is open (each such day a "Business Day"), and in no event later than 6:30 p.m. East Coast time on such Business Day. ING will send via facsimile or electronic transmission to the Fund or its specified agent orders to purchase and/or redeem Fund shares by 9:00 a.m. East Coast Time the following business day. Payment for net purchases will be wired by ING to an account designated by the Fund to coincide with the order for shares of the Fund.

The Fund hereby appoints ING as its agent for the limited purpose of accepting purchase and redemption orders for Fund shares relating to the Contracts from Contract owners or participants. Orders from Contract owners or participants received from any distributor of the Contracts (including affiliates of ING) by ING, acting as agent for the Fund, prior to the close of the Exchange on any given business day will be executed by the Fund at the net asset value determined as of the close of the Exchange on such Business Day, provided that the Fund receives written (or facsimile) notice of such order by 9 a.m. East Coast Time on the next following Business Day. Any orders received by ING acting as agent on such day but after the close of the Exchange will be executed by the Fund at the net asset value determined as of the close of the Exchange on the next business day following the day of receipt of such order, provided that the Fund receives written (or facsimile) notice of such order by 9 a.m. East Coast Time within two days following the day of receipt of such order.

Payments for net redemptions of shares of the Fund will be wired by the Fund to an account designated by ING, and payments for net purchases of the Fund will be wired by ING to an account designated by the Fund. Payments for net redemptions and net purchases will be made on the same Business Day as the order to purchase or redeem Fund shares. Payments shall be in federal funds transmitted by wire.

     (e) In lieu of applicable provisions set forth in paragraphs 2(a) through 2(d) above, the parties may agree to provide pricing information, execute orders and wire payments for purchases and redemptions through National Securities Clearing Corporation's Fund/SERV system in which case such activities will be governed by the provisions set forth in Exhibit I to this Agreement.

     (f) Each party has the right to rely on information or confirmations provided by the other party (or by any affiliate of the other party), and shall not be liable in the event that an error is a result of any misinformation supplied by the other party.

     (g) ING agrees to purchase and redeem the shares of the Portfolios named in Schedule B offered by the then current prospectus and statement of additional information of the Fund in accordance with the provisions of such prospectus and statement of additional information. ING shall not permit any person other than a Contract owner or Participant to give instructions to ING which would require ING to redeem or exchange shares of the Fund. This provision shall not be construed to prohibit ING from substituting shares of another fund, as permitted by law.

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3.   Expenses.

     (a) Except as otherwise provided in this Agreement, all expenses incident to the performance by the Fund under this Agreement shall be paid by the Fund, including the cost of registration of Fund shares with the Securities and Exchange Commission (the "SEC") and in states where required. The Fund and Adviser shall pay no fee or other compensation to ING under this Agreement, and ING shall pay no fee or other compensation to the Fund or Adviser, except as provided herein and in Schedule C attached hereto and made a part of this Agreement as may be amended from time to time with the mutual consent of the parties hereto. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party, unless otherwise specified in this Agreement.

     (b) The Fund or the Adviser shall provide to ING Post Script files of periodic fund reports to shareholders and other materials that are required by law to be sent to Contract owners. In addition, the Fund or the Adviser shall provide ING with a sufficient quantity of its prospectuses, statements of additional information and any supplements to any of these materials, to be used in connection with the offerings and transactions contemplated by this Agreement. In addition, the Fund shall provide ING with a sufficient quantity of its proxy material that is required to be sent to Contract owners. The Adviser shall be permitted to review and approve the typeset form of such material prior to such printing provided such material has been provided by the Adviser to ING within a reasonable period of time prior to typesetting.

     (c) In lieu of the Fund's or Adviser's providing printed copies of prospectuses, statements of additional information and any supplements to any of these materials, and periodic fund reports to shareholders, ING shall have the right to request that the Fund transmit a copy of such materials in an electronic format (Post Script files), which ING may use to have such materials printed together with similar materials of other Account funding media that ING or any distributor will distribute to existing or prospective Contract owners or participants.

4.   Representations.

ING agrees that it and its agents shall not, without the written consent of the Fund or the Adviser, make representations concerning the Fund, or its shares except those contained in the then current prospectuses and in current printed sales literature approved by or deemed approved by the Fund or the Adviser.

5.   Termination.

     This agreement shall terminate as to the sale and issuance of new
Contracts:

     (a) at the option of either ING, the Adviser or the Fund, upon sixty days advance written notice to the other parties;

     (b) at the option of ING, upon one week advance written notice to the Adviser and the Fund, if Fund shares are not available for any reason to meet the requirement of Contracts as determined by ING. Reasonable advance notice of election to terminate shall be furnished by

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Company;

     (c) at the option of either ING, the Adviser or the Fund, immediately upon institution of formal proceedings against the broker-dealer or broker-dealers marketing the Contracts, the Account, ING, the Fund or the Adviser by the National Association of Securities Dealers, Inc. (the "NASD"), the SEC or any other regulatory body;

     (d) upon the determination of the Accounts to substitute for the Fund's shares the shares of another investment company in accordance with the terms of the applicable Contracts. ING will give 60 days written notice to the Fund and the Adviser of any decision to replace the Fund's' shares;

     (e) upon assignment of this Agreement, unless made with the written consent of all other parties hereto;

     (f) if Fund shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of Fund shares as an underlying investment medium for Contracts issued or to be issued by ING. Prompt notice shall be given by the appropriate party should such situation occur.

6.   Continuation of Agreement.

     Termination as the result of any cause listed in Section 5 shall not affect the Fund's obligation to furnish its shares to Contracts then in force for which its shares serve or may serve as the underlying medium unless such further sale of Fund shares is prohibited by law or the SEC or other regulatory body, or is determined by the Fund's Board to be necessary to remedy or eliminate an irreconcilable conflict pursuant to Section 10 hereof.

7.   Advertising Materials; Filed Documents.

     (a) Advertising and sales literature with respect to the Fund prepared by ING or its agents for use in marketing its Contracts will be submitted to the Fund or its designee for review before such material is submitted to any regulatory body for review. The Fund or its designee shall advise the submitting part in writing within three (3) Business Days of its approval or disapproval of such materials.

     (b) The Fund will provide additional copies of its financials as soon as available to ING and at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements and all amendments or supplements to any of the above that relate to the Fund promptly after the filing of such document with the SEC or other regulatory authorities. At the Adviser's request, ING will provide to the Adviser at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to the Account promptly after the filing of such document with the SEC or other regulatory authority.

     (c) The Fund or the Adviser will provide via Excel spreadsheet diskette format or in electronic transmission to ING at least quarterly portfolio information necessary to update Fund

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profiles with seven business days following the end of each quarter.

     (d) The Fund will reimburse ING for any incorrect information provided to ING under this Section as provided for in Schedule C.

8.   Proxy Voting.

     (a) ING shall provide pass-through voting privileges on Fund shares held by registered separate accounts to all Contract owners and participants to the extent the SEC continues to interpret the 1940 Act as requiring such privileges. ING shall provide pass-through voting privileges on Fund shares held by unregistered separate accounts to all Contract owners.

     (b) ING will distribute to Contract owners and participants, as appropriate, all proxy material furnished by the Fund and will vote Fund shares in accordance with instructions received from such Contract owners and participants. If and to the extent required by law, ING, with respect to each group Contract and in each Account, shall vote Fund shares for which no instructions have been received in the same proportion as shares for which such instructions have been received. ING and its agents shall not oppose or interfere with the solicitation of proxies for Fund shares held for such Contract owners and participants.

9.   Indemnification.

     (a) ING agrees to indemnify and hold harmless the Fund and the Adviser, and its directors, officers, employees, agents and each person, if any, who controls the Fund or its Adviser within the meaning of the Securities Act of 1933 (the "1933 Act") against any losses, claims, damages or liabilities to which the Fund or any such director, officer, employee, agent, or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectus or sales literature of ING or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the prospectuses or sales literature of the Fund) of ING or its agents, with respect to the sale and distribution of Contracts for which Fund shares are the underlying investment. ING will reimburse any legal or other expenses reasonably incurred by the Fund or any such director, officer, employee, agent, investment adviser, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that ING will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon
(i) an untrue statement or omission or alleged omission made in such Registration Statement or prospectus in conformity with written materials furnished to ING by the Fund specifically for use therein or (ii) the willful misfeasance, bad faith, or gross negligence by the Fund or Adviser in the performance of its duties or the Fund's or Adviser's reckless disregard of obligations or duties under this Agreement or to ING, whichever is applicable. This indemnity agreement will be in addition to any liability which Company may otherwise have.

     (b) The Fund and the Adviser agree to indemnify and hold harmless ING and its directors, officers, employees, agents and each person, if any, who controls ING within the

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meaning of the 1933 Act against any losses, claims, damages or liabilities to which ING or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectuses or sales literature of the Fund or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or material fact required to be stated therein or necessary to make the statements therein not misleading. The Fund will reimburse any legal or other expenses reasonably incurred by ING or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement or prospectuses which are in conformity with written materials furnished to the Fund by ING specifically for use therein.

     (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

10.  Potential Conflicts.

     (a) ING has received a copy of an application for exemptive relief, as amended, filed by the Fund on and with the SEC and the order issued by the SEC dated ________ (File No. _______) in response thereto (the "Mixed and Shared Funding Exemptive Order"). ING has reviewed the conditions to the requested relief set forth in such application for exemptive relief. As set forth in such application, the Board of Directors of Fund (the "Board") will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contractholders of all separate accounts ("Participating Companies") investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (i) an action by any state insurance regulatory authority; (ii) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar actions by insurance, tax or securities regulatory authorities; (iii) an administrative or judicial decision in any relevant proceeding; (iv) the manner in which the investments of any portfolio are being managed; (v) a difference in voting instructions given by variable annuity contractholders and variable life insurance contractholders; or
(vi) a decision by an insurer to disregard the voting instructions of contractholders. The Board shall promptly inform ING if it determines that an irreconcilable material conflict exists and the implications

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thereof.

     (b) ING will report any potential or existing conflicts of which it is aware to the Board. ING will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by ING to inform the Board whenever contractholder voting instructions are disregarded.

     (c) If a majority of the Board, or a majority of its disinterested Board members, determines that a material irreconcilable conflict exists with regard to contractholder investments in a Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that ING is responsible for causing or creating said conflict, ING shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include but shall not be limited to:

          (i) withdrawing the assets allocable to the Account from the Fund and reinvesting such assets in a different investment medium or submitting the question of whether such segregation should be implemented to a vote of all affected contractholders and as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Companies) that votes in favor of such segregation, or offering to the affected contractholders the option of making such a change; and/or

          (ii) establishing a new registered management investment company or managed separate account.

     (d) If a material irreconcilable conflict arises as a result of a decision by ING to disregard its contractholder voting instructions and said decision represents a minority position or would preclude a majority vote by all of its contractholders having an interest in the Fund, ING at its sole cost, may be required, at the Board's election, to withdraw an Account's investment in the Fund and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

     (e) For the purpose of this Section 10, a majority of the disinterested Board members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for any Contract. ING shall not be required by this Section 10 to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract owners or participants materially adversely affected by the irreconcilable material conflict.

11.  Miscellaneous.

     (a) Amendment and Waiver. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

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     (b)  Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, or recognized overnight courier service to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

     To ING:

            ING Insurance Company of America
            151 Farmington Avenue
            Hartford, Connecticut 06156
            Attention: Julie E. Rockmore, Counsel

     To the Fund:

            ___________________________
            ___________________________
            ___________________________
            Attn: _____________________

     Any notice, demand or other communication given in a manner prescribed in this subsection (b) shall be deemed to have been delivered on receipt.

     (c) Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     (d) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

     (e) Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     (f) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreement and understandings relating to the subject matter hereof.

     (g) Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of Connecticut.

     (h) It is understood by the parties that this Agreement is not an exclusive arrangement in any respect.

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     (i)  The terms of this Agreement and the Schedules thereto will be held confidential by each party except to the extent that either party or its counsel may deem it necessary to disclose such terms.

12.  Limitation on Liability of Trustees, etc.

     This agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his or her capacity as an officer of the Fund. The obligations of this agreement shall be binding upon the assets and property of the Fund only and shall not be binding on any Trustee, officer or shareholder of the Fund individually.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers effective as of the ____ day of _________, _____.

ING INSURANCE COMPANY OF AMERICA

By:
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------


FUND

By:
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------


ADVISER

By:
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------

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                                   SCHEDULE A

              (For any future separate accounts - See Section 1(a)

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                                   SCHEDULE B

                (List of portfolios available--See Section 1(b))

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                                   SCHEDULE C

The following costs, expenses and reimbursements will be paid by the party indicated:

1. For purposes of Sections 2 and 7, the Fund or the Adviser shall be liable to ING for any amount ING is required to pay to Contract owners or participants due to (i) an incorrect calculation of a Fund's daily net asset value, dividend rate, or capital gain distribution rate or (ii) incorrect or late reporting of the daily net asset value, capital gain distribution rate of a Fund, upon written notification by ING, with supporting data, to the Adviser. In addition, the Fund or the Adviser shall be liable to ING for systems and out of pocket costs incurred by ING in making a Contract owner's or a participant's account whole, if such costs or expenses are a result of the Fund's failure to provide timely or correct net asset values, dividend and capital gains or financial information. If a mistake is caused in supplying such information or confirmations, which results in a reconciliation with incorrect information, the amount required to make a Contract owner's or a Participant's account whole shall be borne by the party providing the incorrect information, regardless of when the error is corrected.

2. For purposes of Section 3, the Fund or the Adviser shall pay for the cost of typesetting and printing periodic fund reports to shareholders, prospectuses, prospectus supplements, statements of additional information and other materials that are required by law to be sent to Contract owners or participants, as well as the cost of distributing such materials. ING shall pay for the cost of prospectuses and statements of additional information and the distribution thereof for prospective Contract owners or participants. Each party shall be provided with such supporting data as may reasonably be requested for determining expenses under Section 3.

3. The Fund shall pay all expenses in connection with the provision to ING of a sufficient quantity of its proxy material under Section 3. The cost associated with proxy preparation, group authorization letters, programming for tabulation and necessary materials (including postage) will be paid by the Fund.

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                                    EXHIBIT I
                                       TO
                             PARTICIPATION AGREEMENT

PROCEDURES FOR PRICING AND ORDER/SETTLEMENT THROUGH NATIONAL SECURITIES CLEARING CORPORATION'S MUTUAL FUND PROFILE SYSTEM AND MUTUAL FUND SETTLEMENT, ENTRY AND REGISTRATION VERIFICATION SYSTEM

1. As provided in Section 2(e) of the Fund Participation Agreement, the parties hereby agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares through National Securities Clearing Corporation ("NSCC") and its subsidiary systems as follows:

(a) Distributor or the Funds will furnish to ING or its affiliate through NSCC's Mutual Fund Profile System ("MFPS") (1) the most current net asset value information for each Fund, (2) a schedule of anticipated dividend and distribution payment dates for each Fund, which is subject to change without prior notice, ordinary income and capital gain dividend rates on the Fund's ex-date, and (3) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to ING or its affiliate by 6:30 p.m. Eastern Time on each business day that the Fund is open for business (each a "Business Day") or at such other time as that information becomes available. Changes in pricing information will be communicated to both NSCC and ING.

(b) Upon receipt of Fund purchase, exchange and redemption instructions for acceptance as of the time at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading") on each Business Day ("Instructions"), and upon its determination that there are good funds with respect to Instructions involving the purchase of Shares, ING or its affiliate will calculate the net purchase or redemption order for each Fund. Orders for net purchases or net redemptions derived from Instructions received by ING or its affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of NSCC's Mutual Fund Settlement, Entry and Registration Verification System ("Fund/SERV") by 5:00 a.m. Eastern Time on the next Business Day. Subject to ING's or its affiliate's compliance with the foregoing, ING or its affiliate will be considered the agent of the Distributor and the Funds, and the Business Day on which Instructions are received by ING or its affiliate in proper form prior to the Close of Trading will be the date as of which shares of the Funds are deemed purchased, exchanged or redeemed pursuant to such Instructions. Instructions received in proper form by ING or its affiliate after the Close of Trading on any given Business Day will be treated as if received on the next following Business Day. Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with the Fund's then current prospectuses.

(c) ING or its affiliate will wire payment for net purchase orders by the Fund's NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by ING or its affiliate no later than 5:00 p.m. Eastern time on the same Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.

(d) NSCC will wire payment for net redemption orders by Fund, in immediately available funds,

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to an NSCC settling bank account designated by ING or its affiliate, by 5:00
p.m. Eastern Time on the Business Day such redemption orders are communicated to NSCC, except as provided in a Fund's prospectus and statement of additional information.

(e) With respect to (c) or (d) above, if Distributor does not send a confirmation of ING's or its affiliate's purchase or redemption order to NSCC by the applicable deadline to be included in that Business Day's payment cycle, payment for such purchases or redemptions will be made the following Business Day.

(f) If on any day ING or its affiliate, or Distributor is unable to meet the NSCC deadline for the transmission of purchase or redemption orders, it may at its option transmit such orders and make such payments for purchases and redemptions directly to Distributor or ING or its affiliate, as applicable, as is otherwise provided in the Agreement.

(g) These procedures are subject to any additional terms in each Fund's prospectus and the requirements of applicable law. The Funds reserve the right, at their discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Fund.

2. ING or its affiliate, Distributor and clearing agents (if applicable) are each required to have entered into membership agreements with NSCC and met all requirements to participate in the MFPS and Fund/SERV systems before these procedures may be utilized. Each party will be bound by the terms of their membership agreement with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by NSCC applicable to the MFPS and Fund/SERV system and the Networking Matrix Level utilized.

3. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated herein, the terms defined in the Agreement shall have the same meaning as in this Exhibit.

                                SERVICE AGREEMENT
                                      WITH
                               INVESTMENT ADVISER

     AGREEMENT, effective as of _____________ ,____ between_______________ (the
"Adviser"), a ____________________________, and ING Insurance Company of America ("ING"), a Connecticut corporation, for the provision of described administrative services by ING in connection with the sale of shares of the ___________________ (the "Fund") as described in the Fund Participation Agreement dated __________, ____ between ING, the Fund and the Adviser (the "Fund Participation Agreement").

In consideration of their mutual promises, the Adviser and ING agree as follows:

1.   ING agrees to provide the following services to the Adviser:

     a. responding to inquiries from owners of ING variable annuity contracts and variable life insurance policies using the Funds as an investment vehicle ("Contractholders") regarding the services performed by ING that relate to the Funds;

     b. providing information to Adviser and Contractholders with respect to Fund shares attributable to Contractholder accounts;

     c. communicating directly with Contractholders concerning the Funds' operations;

     d. providing such other similar services as Adviser may reasonably request pursuant to Adviser's agreement with the Funds to the extent permitted under applicable federal and state requirements.

2. (a) Administrative services to Contractholders owners and participants shall be the responsibility of ING and shall not be the responsibility of the Fund or the Adviser. The Adviser recognizes ING as the sole shareholder of Fund shares issued under the Fund Participation Agreement, and that substantial savings will be derived in administrative expenses, such as significant reductions in postage expense and shareholder communications, by virtue of having a sole shareholder for each of the Accounts rather than multiple shareholders. In consideration of the savings resulting from such arrangement, and to compensate ING for its costs, the Adviser agrees to pay to ING and ING agrees to accept as full compensation for all services rendered hereunder an amount described in Schedule A attached hereto and made a part of this Agreement as may be amended from time to time with the mutual consent of the parties hereto.

     (b) The parties agree that the Adviser's payments to ING are for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution.

     (c) For the purposes of computing the administrative fee reimbursement contemplated by this Section 2, the average aggregate amount invested by ING over a one month period shall be computed by totaling ING's aggregate investment (share net asset value multiplied by total number of shares held by ING) on each business day during the month and dividing by the total number of business days during each month.

     (d) The Fund will calculate the reimbursement of administrative expenses at the end of each month and will make such reimbursement to ING within 30 days thereafter. The reimbursement payment will be accompanied by a statement showing the calculation of the monthly amounts payable by the Adviser and such other supporting data as may be reasonably requested by ING. Payment will be wired by the Adviser to an account designated by ING.

3. ING agrees to indemnify and hold harmless the Adviser and its directors, officers, and employees from any and all loss, liability and expense resulting from any gross negligence or willful wrongful act of ING under this Agreement or a breach of a material provision of this Agreement, except to the extent such loss, liability or expense is the result of the Adviser's misfeasance, bad faith or gross negligence in the performance of its duties.

4. The Adviser agrees to indemnify and hold harmless ING and its directors, officers, and employees from any and all loss, liability and expense resulting from any gross negligence or willful wrongful act of the Adviser under this Agreement or a breach of a material provision under this Agreement, except to the extent such loss, liability or expense is the result of ING's own willful misfeasance, bad faith or gross negligence in the performance of its duties.

5.   Either party may terminate this Agreement, without penalty, (i) on sixty
(60) days written notice to the other party, for any cause or without cause, or
(ii) on reasonable notice to the other party, if it is not permissible to continue the arrangement described herein under laws, rules or regulations applicable to either party or the Fund, or if the Participation Agreement is terminated.

6. The terms of this arrangement will be held confidential by each party except to the extent that either party or its counsel may deem it necessary to disclose this arrangement.

7. This Agreement represents the entire Agreement of the parties on the subject matter hereof and it cannot be amended or modified except in writing, signed by the parties. This Agreement may be executed in one or more separate counterparts, all of which, when taken together, shall constitute one and the same Agreement.

8. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, or recognized overnight courier service to the party to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to the other party.

     To ING:

          ING Insurance Company of America
          151 Farmington Avenue
          Hartford, Connecticut 06156
          Attention: Julie E. Rockmore, Counsel

       To ___________:

            __________________________
            __________________________
            __________________________
            Attention: ______________

Any notice, demand or other communication given in a manner prescribed in this
Section 8 shall be deemed to have been delivered on receipt.

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their authorized officers as of the ____day of __________, ____.


ADVISER

By:
   ----------------------------------------------
Name:
     --------------------------------------------
Title:
      -------------------------------------------


ING INSURANCE COMPANY OF AMERICA


By:
   ----------------------------------------------
Name:
     --------------------------------------------
Title:
      -------------------------------------------